Exhibit 10.2

GOODNESS GROWTH HOLDINGS, INC
NONSTATUTORY STOCK OPTION AGREEMENT

I.	NOTICE OF GRANT

Name of Optionee:	Amber Shimpa

Number of Shares:	750,000 Subordinate Voting Shares

Date of Grant:	December 21, 2023

Exercise Price per Share:	USD$0.25[1]

Expiration Date:	December 20, 2033 (at 5:00 p.m., Central Time)

Exercise Schedule: Subject to Section 4 hereof, 25% (187,500) of the Shares covered by the Option shall become exercisable and vest on December 31, 2024, an additional 6.25% (46,875) of the Shares covered by the Option shall become exercisable and vest on March 31, 2025, and an additional 6.25% (46,875) of the Shares covered by the Option shall become exercisable and vest on the last day of each calendar quarter thereafter through September 30, 2027, and a final 46,875 of the Shares covered by the Option shall vest on December 31, 2027, such that all Shares covered by the Option shall be exercisable by December 31, 2027.

This is a Nonstatutory Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the optionee identified above (“Optionee”), entered into and effective as of the date of grant identified above (the “Grant Date”). Any capitalized term that is not defined in this Agreement shall have the meaning set forth in the Company’s 2019 Equity Incentive Plan (the “Plan”) unless the context requires otherwise.

II.	BACKGROUND

1.	Whereas the Optionee has entered into an amended employment agreement with the Company dated December 21, 2023 (the “Amended Agreement”).

2.	Whereas in connection with the Amended Agreement, the Company has agreed to issue to the Optionee an aggregate of 750,000 Shares as covered by the Option.

III.	AGREEMENT

The Company hereby grants the Option to Optionee under the terms and conditions as follows.

1 The exercise price per Share is calculated based on the Bank of Canada exchange rate (as published on www.bankofcanada.ca) for December 21, 2023 of 1.3311 and rounded to the next highest cent.

1.           Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth.

2.            Exercise Price per Share. The Exercise Price per Share shall not be less than the Fair Market Value per Share as of the Grant Date, or if Optionee owns stock representing greater than 10% of the voting power of the Company or any Parent or Subsidiary (a “10% Owner”), 110% of the Fair Market Value per Share as of the Grant Date, as may be further adjusted pursuant to the Plan.

3.            Expiration. The Option shall expire at 5:00 p.m. Central Time on the earliest of (i) the Expiration Date (which date may be no later than ten years after the Grant Date, or for a 10% Owner, five years after the Grant Date), (ii) upon the expiration of any termination set forth in Section 6(f) of the Plan, or (iii) pursuant to Section 13(a) or (c) of the Plan; provided, that unless otherwise provided by the Administrator, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.

4.            Vesting and Exercise.

4.1.        Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is employed by the Company on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.

4.2.        Change in Control. If a Change in Control occurs, effective upon such Change in Control, the Option shall be treated as determined by the Administrator under Section 13(c) of the Plan.

4.3.        Termination of Relationship as a Service Provider. If Optionee ceases to be a Service Provider, other than upon Optionee’s termination as the result of Optionee’s Disability or death, the Option shall be treated as set forth under Section 6(f)(ii) of the Plan.

4.4.        Disability or Death of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s death or Disability, the Option shall be treated as set forth under Section 6(f)(iii) or (iv) of the Plan, respectively.

5.            Manner of Option Exercise.

5.1.        Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Administrator, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Section 6 below, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.

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5.2.        Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Administrator, in its sole discretion and to the extent permitted by law (including applicable stock exchange rules), may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.

5.3.        Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares distributable under the Plan shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.

6.            Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

7.            No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in the Plan.

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8.            Reserved.

9.            Securities Law and Other Restrictions. Notwithstanding any other provision of the Amended Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

10.          Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.

11.          Adjustments. Subject to the additional terms and conditions set forth in the Plan, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Administrator, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

12.           Subject to Plan. The Option and the Shares granted and issuable pursuant to this Agreement have been granted in connection with the Amended Agreement. Notwithstanding, the Optionee acknowledges and agrees that the terms and conditions of the Plan are incorporated by reference in this Agreement in their entirety, mutatis mutandis, as if the Option and the Shares granted hereunder were issued pursuant to and under the Plan, and the Option and the Shares granted hereunder shall be read and construed as being subject to the terms of the Plan in all respects, mutatis mutandis. By execution of this Agreement, Optionee acknowledges having received a copy of the Plan. The provisions of this Agreement and the Amended Agreement shall be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement or the Amended Agreement shall be interpreted by reference to the Plan. If any provisions of this Agreement are the Amended Agreement are inconsistent with the terms of the Plan, the terms of the Plan shall prevail.

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13.          Shareholder Agreements. Upon the exercise of the Option, Optionee shall, at the request of the Company, execute and deliver such voting, co-sale and other agreements as the Company requests generally of holders of amounts of stock corresponding to that of such Optionee; and if Optionee fails to execute and deliver any such agreement, such Optionee shall nevertheless hold all stock subject to, and be bound by, such agreement.

14.          Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties to this Agreement.

15.          Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Plan and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.

16.          Entire Agreement. This Agreement and the Amended Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.

17.          Amendment and Waiver. Other than as provided in the Plan or the Amended Agreement and subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Administrator may amend the Plan, the Amended Agreement or this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, the Amended Agreement or this agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

18.          Tax Consequences. OPTIONEE SHALL OBTAIN HIS/HER OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Grant Date, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

19.          Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

[Signature Page Follows]

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 The parties hereto have executed this Agreement effective as of the Grant Date.

GOODNESS GROWTH HOLDINGS, INC.

	By:	/s/ Joshua Rosen
Joshua Rosen

	Its:	Interim Chief Executive Officer

By execution of this Agreement, Optionee acknowledges having received a copy of the Plan and agrees to all of the terms and conditions described in this Agreement and in the Plan.	OPTIONEE /a/ Amber Shimpa Amber Shimpa